EXHIBIT 99.1

K12 Inc. Reports Fiscal 2016 Revenue of $872.7 Million

HERNDON, Va., Aug. 09, 2016 (GLOBE NEWSWIRE) -- K12 Inc. (NYSE:LRN), a technology-based education company and leading provider of proprietary curriculum and online school programs for students in pre-K through high school, today announced its results for the fourth fiscal quarter and full fiscal year ended June 30, 2016.

Financial Highlights for the Three Months Ended June 30, 2016 (Fourth Quarter Fiscal Year 2016)

  Revenues of $221.3 million, compared to $235.7 million in the fourth quarter of FY 2015.
  Operating income of $0.5 million, compared to an operating loss of $16.3 million in the fourth quarter of FY 2015.
  Net loss attributable to common stockholders of $1.0 million, compared to net loss of $11.6 million in the fourth quarter of FY 2015.
  Diluted net loss attributable to common stockholders per share of $0.03, compared to net loss of $0.31 in the fourth quarter of FY 2015.
  EBITDA, a non-GAAP measure (see reconciliation below), of $18.1 million, compared to $15.2 million in the fourth quarter of FY 2015.

Financial Highlights for the Year Ended June 30, 2016

  Revenues of $872.7 million, compared to $948.3 million for the full fiscal year of 2015.
  Operating income of $13.9 million, compared to $18.4 million for the full fiscal year of 2015.
  Net income attributable to common stockholders of $9.0 million, compared to $11.0 million for the full fiscal year of 2015.
  Diluted net income attributable to common stockholders per share was $0.23, compared to $0.29 for the full fiscal year of 2015.
  EBITDA, a non-GAAP measure (see reconciliation below), of $82.1 million, compared to $102.2 million for the full fiscal year of 2015.

On July 8, 2016, K12 announced that it had reached a settlement with the State of California resolving all claims related to an Attorney General inquiry with no admission of liability or wrongdoing, and no fines or penalties.  K12 took a net charge during the fourth quarter of fiscal 2016 related to this settlement of $7.1 million.  The $7.1 million is comprised of: $2.6 million settlement payments; $6.0 million to defray the cost to taxpayers for the Attorney General's expenses related to its investigation of K12 Inc. as part of an industry-wide probe of for profit virtual schools; and a $1.5 million insurance reimbursement related to these events.

During the quarter ended June 30, 2015, the Company incurred charges totaling $28.4 million (products, software and inventory reserve of $14.3 million, accounts receivable reserves of $10.7 million, and severance costs of $3.4 million).

Excluding the impact of those charges, and the aforementioned net settlement costs, for the three months ended June 30, 2016 the comparisons to prior year results would have been as follows (see Appendix A, B and C below for more details).

  Operating income of $7.6 million, compared to operating income of $8.9 million for the fourth quarter of FY 2015.
  Net income attributable to common stockholders of $3.5 million, compared to net income of $6.8 million for the fourth quarter of FY 2015.
  Diluted net income attributable to common stockholders per share of $0.09 as compared to diluted net income attributable to common stockholders per share of $0.18 for the fourth quarter of FY 2015.
  EBITDA of $25.2 million, compared to the $26.6 million for the fourth quarter of FY 2015.

For the full year, excluding the impact of the aforementioned net settlement and charges, the comparisons to prior year results would have been as follows. (see Appendix A, B and C below for more details).

  Operating income of $21.0 million compared to $43.7 million for the full fiscal year of 2015.
  Net income attributable to common stockholders of $13.5 million compared to $29.4 million for the full fiscal year of 2015.
  Diluted net income attributable to common stockholders per share would have been $0.35, compared to $0.78 for the full fiscal year of 2015.
  EBITDA of $89.2 million compared to $113.6 million for the full fiscal year of 2015.

Comments from Management

“We continue to focus on improving academic outcomes for the students we serve,” said Stuart Udell, Chief Executive Officer.  “At the same time, we selectively invested in strategic growth areas, including expanding our state and school footprint, launching new program offerings, and executing on a strategic acquisition,” added Udell.

Cash, Capital Expenditures and Capital Leases

For the year ended June 30, 2016, the Company had cash and cash equivalents of $214.0 million, an increase of $18.1 million compared to the $195.9 million reported at June 30, 2015.

Capital expenditures for the year ended June 30, 2016 were $62.9 million, an increase of $1.1 million from the prior year’s full fiscal year, and was comprised of:

  $5.0 million for property and equipment,
  $36.3 million for capitalized software development, and
  $21.6 million for capitalized curriculum

Capital leases financed additional purchases of $10.9 million during the year ended June 30, 2016, primarily for student computers.  This compares to capital leases financed during the year ended June 30, 2015 of $14.7 million.

Revenue and Enrollment Data

Revenue

The Company’s revenues are generally in three categories -- Managed Public School Programs (management, technology and academic support services provided to public schools), Institutional (Non-managed Public School Programs – curriculum, technology and other educational services where K12 does not provide primary administrative oversight, and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which it charges student tuition and makes direct consumer sales) – The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended		Change		Year Ended		Change
	June 30,		2016 / 2015		June 30,		2016 / 2015
($ in thousands)	2016	2015	$	%	2016	2015	$	%

Managed Public School Programs (1)	$183,426	$201,333	$(17,907)	-8.9%	$717,059	$813,677	$(96,618)	-11.9%
Institutional
Non-managed Public School Programs (1)	11,160	8,312	2,848	34.3%	55,601	39,321	16,280	41.4%
Institutional Software & Services	16,856	13,101	3,755	28.7%	52,990	48,770	4,220	8.7%
Total Institutional	28,016	21,413	6,603	30.8%	108,591	88,091	20,500	23.3%
Private Pay Schools and Other	9,877	12,909	(3,032)	-23.5%	47,050	46,526	524	1.1%
Total	$221,319	$235,655	$(14,336)	-6.1%	$872,700	$948,294	$(75,594)	-8.0%

Enrollment Data

The following table sets forth average enrollment data for the periods indicated.  These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended June 30,		2016 / 2015		Year Ended June 30,		2016 / 2015
	2016	2015	Change	Change %	2016	2015	Change	Change %

Managed Public School Programs (1,2,3)	98,406	108,913	(10,507)	-9.6%	102,935	114,579	(11,644)	-10.2%
Non-managed Public School Programs (1)	25,723	19,044	6,679	35.1%	26,970	20,053	6,917	34.5%

(1)	If a school changes from a Managed to a Non-managed program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.
(2)	Managed Public School Programs include enrollments for which K12 receives no public funding or revenue.
(3)	Managed Public School Program enrollments are lower than those reported in our historical average student enrollments for Managed Public Schools due to reclassifying certain schools that meet the current definition of Non-managed Programs.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2016 / 2015		June 30,		2016 / 2015
	2016	2015	$	%	2016	2015	$	%
Managed Public School Programs	$1,864	$1,849	$15	0.8%	$6,966	$7,101	$(135)	-1.9%
Non-managed Public School Programs	434	436	(2)	-0.5%	2,062	1,961	101	5.2%

Fiscal Year 2017 Outlook

As previously disclosed, the Company will provide an outlook for fiscal 2017 results as part of the first quarter results report for fiscal year 2017.  This first quarter results is planned to be published at or near the end of October 2016.  No separate guidance communication, or enrollment counts, for fiscal 2017 will be provided before that time.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement  of our intellectual property; non-compliance with laws and regulations related to operating schools in a foreign jurisdiction; entry of new competitors with superior competitive technologies and lower prices; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 9, 2016, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its fourth quarter and full year fiscal year 2016 financial results during a conference call scheduled for Tuesday, August 9, 2016 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=120283.  Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 8:15 a.m. (ET). No passcode is required.

A replay of the call will be available starting on August 9, 2016 at 11:00 a.m. ET through September 9, 2016 at 11:00 a.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13640973. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=120283 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three months and full fiscal year ended June 30, 2016, and is presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Form 10-K for the year ended June 30, 2016, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-K may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,
	2016	2015
	(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$213,989	$195,852
Accounts receivable, net of allowance of $10,813 and $9,657 at June 30, 2016 and June 30, 2015, respectively	169,554	188,246
Inventories, net	30,631	29,571
Deferred tax asset	-	8,989
Prepaid expenses	9,634	11,428
Other current assets	22,047	24,877
Total current assets	445,855	458,963
Property and equipment, net	28,447	34,407
Capitalized software, net	70,055	62,683
Capitalized curriculum development costs, net	63,367	58,696
Intangible assets, net	23,102	21,195
Goodwill	87,285	66,160
Deposits and other assets	15,944	6,495
Total assets	$734,055	$708,599
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current liabilities
Current portion of capital lease obligations	$13,210	$16,635
Accounts payable	25,919	29,819
Accrued liabilities	26,877	12,486
Accrued compensation and benefits	31,042	26,790
Deferred revenue	25,964	24,927
Total current liabilities	123,012	110,657
Capital lease obligations, net of current portion	9,922	13,022
Deferred rent, net of current portion	6,661	7,692
Deferred tax liability	18,458	22,456
Other long term liabilities	9,780	8,233
Total liabilities	167,833	162,060
Commitments and contingencies	-	-
Redeemable noncontrolling interest	7,502	9,601
Equity:
K12 Inc. stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 43,184,068 and 41,837,894 shares issued and 39,681,470 and 38,335,296 shares outstanding at June 30, 2016 and June 30, 2015, respectively	4	4
Additional paid-in capital	675,436	663,461
Accumulated other comprehensive loss	(293)	(1,065)
Accumulated deficit	(41,427)	(50,462)

Treasury stock of 3,502,598 and 2,195,196 shares at cost at June 30, 2015 and June 30, 2014, respectively	(75,000)	(75,000)
Total K12 Inc. stockholders’ equity	558,720	536,938
Total liabilities, redeemable noncontrolling interest and equity	$734,055	$708,599

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(In thousands, except share and per share data)
Revenues	$221,319	$235,655	$872,700	$948,294
Cost and expenses
Instructional costs and services	143,136	166,900	546,510	607,756
Selling, administrative, and other operating expenses	76,606	80,756	302,205	307,730
Product development expenses	1,067	4,317	10,071	14,381
Total costs and expenses	220,809	251,973	858,786	929,867
Income (Loss) from operations	510	(16,318)	13,914	18,427
Interest expense, net	(21)	(3,158)	(617)	(3,291)
Income (Loss) before income tax expense and noncontrolling interest	489	(19,476)	13,297	15,136
Income tax expense	(822)	6,901	(4,746)	(5,810)
Net income (loss)	(333)	(12,575)	8,551	9,326
Adjust net (income) loss attributable to noncontrolling interest	(649)	995	484	1,662
Net income (loss) attributable to common stockholders	$(982)	$(11,580)	$9,035	$10,988
Net income (loss) attributable to common stockholders per share
Basic	$(0.03)	$(0.31)	$0.24	$0.29
Diluted	$(0.03)	$(0.31)	$0.23	$0.29
Weighted average shares used in computing per share amounts:
Basic	37,768,812	37,318,085	37,613,782	37,330,569
Diluted	37,768,812	37,318,085	38,850,388	37,625,425

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2016	2015
	(In thousands)
Cash flows from operating activities
Net income	$8,551	$9,326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	68,225	80,282
Stock-based compensation expense	18,616	21,299
Excess tax benefit from stock-based compensation	(6)	(118)
Deferred income taxes	(3,818)	(3,094)
Provision for doubtful accounts	4,610	9,300
Provision for inventory obsolescence	691	1,406
Provision for student computer shrinkage and obsolescence	(459)	(430)
Impairment loss on other assets	200	3,200
Expensed computer peripherals	2,625	3,519
Changes in assets and liabilities:
Accounts receivable	14,463	(1,892)
Inventories	(1,751)	2,853
Prepaid expenses	1,860	(4,073)
Other current assets	2,830	(2,579)
Deposits and other assets	(8,910)	(1,440)
Accounts payable	(3,900)	(1,192)
Accrued liabilities	15,497	(7,854)
Accrued compensation and benefits	4,255	9,389
Deferred revenue	636	621
Deferred rent and other liabilities	(2,437)	1,562
Net cash provided by operating activities	121,778	120,085
Cash flows from investing activities
Purchases of property and equipment	(5,008)	(9,928)
Capitalized software development costs	(36,265)	(33,755)
Capitalized curriculum development costs	(21,627)	(18,057)
Acquisition of LearnBop Inc.	-	(6,512)
Acquisition of LTS Education Systems, net of cash acquired	(19,953)	-
Net cash used in investing activities	(82,853)	(68,252)
Cash flows from financing activities
Repayments on capital lease obligations	(17,402)	(21,939)
Purchase of treasury stock	-	(26,452)
Proceeds from exercise of stock options	14	553
Excess tax benefit from stock-based compensation	6	118
Retirement of restricted stock for tax withholding	(3,394)	(2,672)
Net cash used in financing activities	(20,776)	(50,392)
Effect of foreign exchange rate changes on cash and cash equivalents	(12)	(1,698)
Net change in cash and cash equivalents	18,137	(257)
Cash and cash equivalents, beginning of year	195,852	196,109
Cash and cash equivalents, end of year	$213,989	$195,852

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income plus net interest expense and other, plus income tax expense, minus income tax benefit, plus depreciation and amortization and non-controlling interest. Interest expense primarily consists of interest expense for capital leases. We use EBITDA in addition to income from operations and net income as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Not all companies use identical calculations for EBITDA, therefore our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments, interest payments, or other working capital.

We believe EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired. Our management uses EBITDA:

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.

The following tables provide a reconciliation of net income (loss) to EBITDA:

	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
Net income (loss) — K12 Inc.	$(982)	$(11,580)	$9,035	$10,988
Interest income (expense), net and other	21	3,158	617	3,291
Income tax expense (benefit)	822	(6,901)	4,746	5,810
Depreciation and amortization	17,603	31,528	68,225	83,801
Net income (loss) attributable to noncontrolling interest	649	(995)	(484)	(1,662)
EBITDA	$18,113	$15,210	$82,139	$102,228

Appendix

(A)	The following summary table is provided as reference only and compares fourth quarter and full year 2016 results with the same periods in 2015 adjusted for the $7.1 million net settlement incurred in the fourth quarter of 2016, and the $28.4 million in charges incurred in fourth quarter of FY 2015.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2016 / 2015		June 30,		2016 / 2015
($ in millions except per share amounts)	2016	2015	$	%	2016	2015	$	%
Operating Income	$7.6	$8.9	$(1.3)	-14.6%	$21.0	$43.7	$(22.7)	-51.9%

Net Income attributable to common and Series A stockholders	$3.5	$6.8	$(3.3)	-48.5%	$13.5	$29.4	$(15.9)	-54.1%

Diluted net income attributable to common stockholders per share, excluding Series A stockholders	$0.09	$0.18	$(0.09)	-50.0%	$0.35	$0.78	$(0.43)	-55.1%

EBITDA	$25.2	$26.6	$(1.4)	-5.3%	$89.2	$113.6	$(24.4)	-21.5%

(B)	The following tables are provided as reference only and adjust fourth quarter and full year 2016 results for the $7.1 million net settlement incurred in the fourth quarter of FY 2016.

	Three Months Ended June 30, 2016
	Reported Results	Net Settlement Impact	Results Excluding Settlement	Reported Results	Results Excluding Settlement
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$221,319	$-	$221,319	100.0%	100.0%
Cost and expenses
Instructional costs and services	143,136	-	143,136	64.7%	64.7%
Selling, administrative, and other operating expenses	76,606	7,080	69,526	34.6%	31.4%
Product development expenses	1,067	-	1,067	0.5%	0.5%
Total costs and expenses	220,809	7,080	213,729	99.8%	96.6%
Income (loss) from operations	510	(7,080)	7,590	0.2%	3.4%
Interest (expense), net and other	(21)	-	(21)	(0.0%)	(0.0%)
Income (loss) before income tax expense and noncontrolling interest	489	(7,080)	7,569	0.2%	3.4%
Income tax (expense) benefit	(822)	2,613	(3,435)	(0.4%)	(1.6%)
Net income (loss)	(333)	(4,467)	4,134	(0.2%)	1.9%
Adjust net income attributable to noncontrolling interest	(649)	-	(649)	(0.3%)	(0.3%)
Net income (loss) attributable to common stockholders	$(982)	$(4,467)	$3,485	(0.4%)	1.6%
Net income (loss) attributable to common stockholders per share
Basic	$(0.03)	$(0.12)	$0.09
Diluted	$(0.03)	$(0.12)	$0.09
Weighted average shares used in computing per share amounts:
Basic	37,768,812	37,768,812	37,768,812
Diluted	37,768,812	37,768,812	37,768,812

	Year Ended June 30, 2016
	Reported Results	Net Settlement Impact	Results Excluding Settlement	Reported Results	Results Excluding Settlement
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$872,700	$-	$872,700	100.0%	100.0%
Cost and expenses
Instructional costs and services	546,510	-	546,510	62.6%	62.6%
Selling, administrative, and other operating expenses	302,205	7,080	295,125	34.6%	33.8%
Product development expenses	10,071	-	10,071	1.2%	1.2%
Total costs and expenses	858,786	7,080	851,706	98.4%	97.6%
Income (loss) from operations	13,914	(7,080)	20,994	1.6%	2.4%
Interest (expense), net and other	(617)	-	(617)	(0.1%)	(0.1%)
Income (loss) before income tax expense and noncontrolling interest	13,297	(7,080)	20,377	1.5%	2.3%
Income tax (expense) benefit	(4,746)	2,613	(7,359)	(0.5%)	(0.8%)
Net income (loss)	8,551	(4,467)	13,018	1.0%	1.5%
Adjust net loss attributable to noncontrolling interest	484	-	484	0.1%	0.1%
Net income (loss) attributable to common stockholders	$9,035	$(4,467)	$13,502	1.0%	1.5%
Net income (loss) attributable to common stockholders per share
Basic	$0.24	$(0.12)	$0.36
Diluted	$0.23	$(0.11)	$0.35
Weighted average shares used in computing per share amounts:
Basic	37,613,782	37,613,782	37,613,782
Diluted	38,850,388	38,850,388	38,850,388

(C)	During the quarter ended June 30, 2015, the Company incurred the following charges totaling $28.4 million of which $0.5 million were cash charges.
	·	Reserves and write downs related to end of life products, software and inventory of $14.3 million.
	·	Incremental accounts receivable reserves of $10.7 million, primarily related to closed schools, a funding deficit in one state and the interest on a receivable.
	·	Severance costs of $3.4 million.

The following tables are provided as reference only and adjust fourth quarter and full year 2015 results for the removal of $28.4 million charges incurred in the fourth quarter of FY 2015.

The following tables are provided as reference only and adjust fourth quarter and full year 2015 results for the removal of $28.4 million charges incurred in the fourth quarter of FY 2015.

	Three Months Ended June 30, 2015
	Reported Results	Specific Charges	Results Excluding Charges	Reported Results	Results Excluding Charges
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$235,655	$-	$235,655	100.0%	100.0%
Cost and expenses
Instructional costs and services	166,900	9,565	157,335	70.8%	66.8%
Selling, administrative, and other operating expenses	80,756	15,670	65,086	34.3%	27.6%
Product development expenses	4,317	-	4,317	1.8%	1.8%
Total costs and expenses	251,973	25,235	226,738	106.9%	96.2%
Income (loss) from operations	(16,318)	(25,235)	8,917	(6.9%)	3.8%
Realized gain on sale of assets	-	-	-	0.0%	0.0%
Interest (expense), net and other	(3,158)	(3,200)	42	(1.3%)	0.0%
Income (loss) before income tax expense and noncontrolling interest	(19,476)	(28,435)	8,959	(8.3%)	3.8%
Income tax (expense) benefit	6,901	10,006	(3,105)	2.9%	(1.3%)
Net income (loss)	(12,575)	(18,429)	5,854	(5.3%)	2.5%
Adjust net loss attributable to noncontrolling interest	995	-	995	0.4%	0.4%
Net income (loss) attributable to common stockholders	$(11,580)	$(18,429)	$6,849	(4.9%)	2.9%
Net income (loss) attributable to common stockholders per share
Basic	$(0.31)	$(0.49)	$0.18
Diluted	$(0.31)	$(0.49)	$0.18
Weighted average shares used in computing per share amounts:
Basic	37,318,085	37,318,085	37,318,085
Diluted	37,318,085	37,318,085	37,318,085

	Year Ended June 30, 2015
	Reported Results	Specific Charges	Results Excluding Charges	Reported Results	Results Excluding Charges
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$948,294	$-	$948,294	100.0%	100.0%
Cost and expenses
Instructional costs and services	607,756	9,565	598,191	64.1%	63.1%
Selling, administrative, and other operating expenses	307,730	15,670	292,060	32.5%	30.8%
Product development expenses	14,381	-	14,381	1.5%	1.5%
Total costs and expenses	929,867	25,235	904,632	98.1%	95.4%
Income (loss) from operations	18,427	(25,235)	43,662	1.9%	4.6%
Realized gain on sale of assets	-	-	-	0.0%	0.0%
Interest (expense), net and other	(3,291)	(3,200)	(91)	(0.3%)	(0.0%)
Income (loss) before income tax expense and noncontrolling interest	15,136	(28,435)	43,571	1.6%	4.6%
Income tax (expense) benefit	(5,810)	10,006	(15,816)	(0.6%)	(1.7%)
Net income (loss)	9,326	(18,429)	27,755	1.0%	2.9%
Adjust net loss attributable to noncontrolling interest	1,662	-	1,662	0.2%	0.2%
Net income (loss) attributable to common stockholders	$10,988	$(18,429)	$29,417	1.2%	3.1%
Net income (loss) attributable to common stockholders per share
Basic	$0.29	$(0.49)	$0.79
Diluted	$0.29	$(0.49)	$0.78
Weighted average shares used in computing per share amounts:
Basic	37,330,569	37,330,569	37,330,569
Diluted	37,625,425	37,625,425	37,625,425

About K12 Inc.

K12 Inc. (NYSE:LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12’s award winning curriculum serves over 2,000 schools and school districts and has delivered more than four million courses over the past decade. K12 is a company of educators with the nation's largest network of K-12 online school teachers, providing instruction, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and directly to families. The K12 program is offered through K12 partner public schools in approximately two-thirds of the states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries.  More information can be found at K12.com.

K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
VP Finance
mkraft@k12.com